Exhibit 4.3

AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Amended and Restated Investors’ Rights Agreement (the “Agreement”), dated as of December 22, 2005, is made and entered into by and among WageWorks, Inc., a Delaware corporation (the “Company”), and the undersigned parties to the Agreement as of the 28th day of December, 2009. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Company, the Holders and the Founders have previously entered into the Agreement;

WHEREAS, the Company has entered into a Note and Warrant Purchase Agreement, dated as of December 28, 2009 (the “Purchase Agreement”), with certain of the Holders, pursuant to which the Company has agreed to sell to such Holders convertible promissory notes and, in certain circumstances, related warrants to acquire shares of the Company’s capital stock;

WHEREAS, the mutual obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Amendment; and

WHEREAS, pursuant to Section 3.7 of the Agreement, the Agreement may be amended by a written amendment executed by the Company and the holders (other than Founders) of more than 50% in interest of the Registrable Securities held by the Holders; provided that any amendment to Section 2.4 of the Agreement shall require the consent of more than 50% in interest of the Registrable Securities held by the Holders (other than Founders), which consent must include shares of Registrable Securities held by either Advent or Camden.

NOW, THEREFORE, in consideration of the foregoing and for good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Section 1.1(f) of the Agreement, which sets forth the definition of “Registrable Securities”, is hereby deleted and replaced in its entirety by the following:

“(f) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement, dated as of June 1, 2000 (the “Series A Purchase Agreement”), (ii) the Common Stock issuable or issued upon conversion of the Series A-1 Preferred Stock, issued pursuant to the Series A-2 Purchase Agreement, dated as of August 16, 2001 and as amended on October 23, 2001 and December 28, 2001 (the “Series A-2 Purchase Agreement”), (iii) the Common Stock issuable or issued upon conversion of the Series A-2 Preferred Stock, issued pursuant to the Series A-2 Purchase Agreement, (iv) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock, issued pursuant to the Series B Purchase Agreement dated as of May 23, 2003 and as amended June 30,

2003 (the “Series B Purchase Agreement”), (v) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock, issued pursuant to the Series C Purchase Agreement, dated as of March 29, 2005 (the “Series C Purchase Agreement”) (vi) the Common Stock issuable or issued upon conversion of the Series D Preferred Stock, issued pursuant to the Series D Purchase Agreement, (vii) the Common Stock issuable or issued upon conversion of any series of the Company’s preferred stock issued or issuable upon conversion of the notes and exercise of the warrants issued under that certain Note and Warrant Purchase Agreement, dated as of December 28, 2009 (the “Note and Warrant Purchase Agreement”), among the Company and certain of the Holders, (viii) the shares of Common Stock issued to the Founders in the amounts set forth on Schedule B attached hereto; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and the aforementioned Founders shall not be deemed Holders for the purposes of Sections 1.2, 1.12, 1.13(i) and (ii) and 1.14 and (ix) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) –(vii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.”

3. Section 2.4(d) of the Agreement is hereby deleted and replaced in its entirety by the following:

(d) “The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of shares of common stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment, provided each employee executes an agreement, in substantially the form of the Stockholder Agreement attached as Exhibit D hereto, (ii) to or after the closing of the Company’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, in which the aggregate value of the Company’s Common Stock prior to the offering is $200 million or greater (for the purpose of the calculation, the aggregate value of the Common Stock shall be calculated as the offering price per share of Common Stock in the public offering multiplied by the number of shares of fully diluted Common Stock outstanding immediately prior to such offering), (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, whether such conversion or exercise occurs prior to or after the date of Amendment No. 1 to this Agreement, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, (vi) the Series D Preferred Stock issued pursuant to the Series D Purchase Agreement and (vii) the issuance of notes or warrants pursuant to the Note and Warrant Purchase Agreement and the issuance of any shares of the Company’s capital stock into which such notes may be converted and for which such warrants may be exercised.”

4. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, shall be governed by and construed in accordance with the laws of the State of Delaware and may not be modified or amended except by a written agreement signed by both of the parties hereto.

5. This Amendment may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

6. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

[The remainder of this page has been intentionally left blank.]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

COMPANY:

WAGEWORKS, INC. Delaware corporation

By:	/s/ Joseph L. Jackson
Name:	Joseph L. Jackson
Title:	Chief Executive Officer

[AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

HOLDERS:

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.

VANTAGEPOINT VENTURE PARTNERS IV, L.P.

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.

By:	VantagePoint Venture Associates IV, L.L.C.,
Its:	General Partner

By:	/s/Alan E. Salzman
Name:	Alen E. Salzman
Title:	Managing Member

[AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

HOLDERS:

ADVENT PARTNERS II LIMITED PARTNERSHIP

ADVENT PARTNERS II-A LIMITED PARTNERSHIP

ADVENT PARTNERS DMC III LIMITED PARTNERSHIP

By:	Advent International Corporation, Its General Partner

By:	/s/ Leigh E. Michl
Name:	Leigh E. Michl
Title:	Attorney-in-Fact

DIGITAL MEDIA & COMMUNICATIONS II LIMITED PARTNERSHIP

DIGITAL MEDIA & COMMUNICATIONS III-A LIMITED PARTNERSHIP

DIGITAL MEDIA & COMMUNICATIONS III-B LIMITED PARTNERSHIP

DIGITAL MEDIA & COMMUNICATIONS III-C LIMITED PARTNERSHIP

DIGITAL MEDIA & COMMUNICATIONS III-D C.V.

DIGITAL MEDIA & COMMUNICATIONS III-E C.V.

By:	Advent International Limited Partnership, Its General Partner

By:	/s/ Leigh E. Michl
Name:	Leigh E. Michl
Title:	Attorney-in-Fact

[AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

HOLDERS:

BROOKE PRIVATE EQUITY ADVISORS FUND I-A, L.P.

BROOKE PRIVATE EQUITY ADVISORS FUND I (D), L.P.

By:	Brooke Private Equity Advisors, L.P.,
Its:	General Partner

	By:	Brooke Private Equity Management LLC,
	Its:	General Partner

By:	/s/ Kelly L. Roberts
Name:	Kelly L. Roberts
Title:	Chief Financial Officer

[AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

HOLDERS:

CAMDEN PARTNERS STRATEGIC FUND III, l.P.

CAMDEN PARTNERS STRATEGIC FUND III-A, L.P.

By:	Camden Partners Strategic III, LLC
Their:	Its General Partner

By:	Camden Partners Strategic Manager, LLC
Its:	Managing Member

By:	/s/ Richard M. Berkeley
Name:	Richard M. Berkeley
Title:	Manager Member

CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

By:	Camden Partners Strategic II, LLC
Their:	General Partner

By:	/s/ Richard M. Berkeley
Name:	Richard M. Berkeley
Title:	Manager Member

[AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]